EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Heat Biologics, Inc.

Durham, North Carolina

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-199274 and No. 333-214868) and Form S-8 (No. 333-193453, No. 333-196763, No. 333-207108 and No. 333-213133) of Heat Biologics, Inc. of our report dated March 31, 2017, relating to the consolidated financial statements, which appears in this Form 10-K.  Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO USA, LLP

Raleigh, North Carolina

March 31, 2017